Exhibit 99.1




BREKEL GROUP, INC.
(F/K/A First Publish, Inc.)

Financial Statements

For the years ended December 31, 2001 and 2000

                               Brekel Group, Inc.
                          (F/K/A First Publish, Inc.)

                              Financial Statements


                 For the years ended December 31, 2001 and 2000




                                    CONTENTS

Reports of Independent Certified Public Accountants . . . . . . . . . 1-2

Financial Statements:
Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Statements of Operations. . . . . . . . . . . . . . . . . . . . . . .   4
Statements of Shareholders' Equity. . . . . . . . . . . . . . . . . .   5
Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . . . .   6
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .   7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders
Brekel Group, Inc.

We have audited the accompanying balance sheet of Brekel Group, Inc. (f/k/a FirstPublish, Inc.) as of December 31, 2001 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brekel Group, Inc. at December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Gallogly, Fernandez & Riley, LLP

Certified Public Accountants
Orlando, Florida
September 30, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Brekel Group, Inc.

We have audited the accompanying balance sheet of Brekel Group, Inc. (formerly FirstPublish, Inc., a development stage company) as of December 31, 2000, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brekel Group, Inc. (formerly FirstPublish, Inc., a development stage company) at December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                            /s/ Ernst & Young, LLP

Orlando, Florida
January 23, 2001

                               Brekel Group, Inc.
                          (F/K/A First Publish, Inc.)

                                 Balance Sheets


                                                                     DECEMBER 31,
ASSETS                                                            2001          2000
                                                              ------------  ------------
Current assets:
  Cash and cash equivalents                                   $   499,991   $ 4,647,623
  Accounts receivable                                             229,064        98,936
  Prepaid expenses                                                  7,875        19,206
  Due from affiliate                                              589,835             -
  Other current assets                                                  -        25,070
                                                              --------------------------
Total current assets                                            1,326,765     4,790,835

Property and equipment, net                                     3,669,588     1,132,868
Other assets, net                                                  54,207        46,699
                                                              --------------------------
Total assets                                                  $ 5,050,560   $ 5,970,402
                                                              ==========================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $   362,451   $    44,867
  Notes payable - current                                          27,721        37,115
  Capital lease obligations - current                           1,599,257             -
  Accrued liabilities                                             102,159       409,977
  Deferred revenue                                                      -         1,749
                                                              --------------------------
Total current liabilities                                       2,091,588       493,708

Long-term liabilities:
  Notes payable - long-term                                       391,821       402,885
                                                              --------------------------
Long-Term Liabilities                                             391,821       402,885

Commitments and contingencies

Shareholders' equity:
  Common shares, par value $.0001:
    100,000,000 shares authorized; 21,687,094 and 21,348,594
    shares issued and outstanding                                   2,169         2,135
  Paid-in capital                                               8,728,435     7,026,319
  Accumulated deficit                                          (6,163,453)   (1,954,645)
                                                              --------------------------
Total shareholders' equity                                      2,567,151     5,073,809
                                                              --------------------------
Total liabilities and shareholders' equity                    $ 5,050,560   $ 5,970,402
                                                              ==========================

See accompanying notes to financial statements.

                               Brekel Group, Inc.
                           (F/K/A First Publish, Inc.)

                            Statements of Operations


                                                  FOR THE YEARS ENDED
                                                      DECEMBER 31,
                                                   2001          2000
                                               ------------  ------------
Net sales                                      $ 1,112,544   $   153,422

Costs and expenses:
  Production                                     2,663,949       746,888
  Marketing and selling                            885,288       177,893
  Website and information services                 113,732       126,248
  General and administrative                     1,150,795     1,177,717
  Amortization                                       9,624         1,247
  Depreciation                                     434,215        34,846
                                               --------------------------
                                                 5,257,603     2,264,839
                                               --------------------------
Loss from operations                            (4,145,059)   (2,111,417)

Interest income                                    112,358       156,772
Interest expense                                  (121,712)            -
Loss on termination of equipment contract          (54,395)            -
                                               --------------------------
Net loss                                       $(4,208,808)  $(1,954,645)
                                               ==========================



Net loss per common share: Basic and diluted   $     (0.19)  $     (0.11)


Weighted average common shares outstanding:
  Basic and diluted                             21,586,273    18,501,002



See accompanying notes to financial statements

                                        Brekel Group, Inc.
                                    (F/K/A First Publish, Inc.)

                                Statements of Shareholders' Equity



                                         COMMON STOCK
                                      -------------------
                                        SHARES      PAR     PAID-IN     ACCUMULATED
                                      OUTSTANDING  VALUE    CAPITAL       DEFICIT        TOTAL
                                      -----------  ------  ----------  -------------  ------------
Balance at January 1, 2000                      -  $    -  $        -  $          -   $         -

  Issuance of common stock at
    $0.0001 per share                  14,991,500   1,499           -             -         1,499
  Issuance of common stock at
    $0.35 per share                       263,000      26      92,024             -        92,050
  Issuance of common stock at
    $0.75 per share                     1,819,561     182   1,364,472             -     1,364,654
  Issuance of common stock at
    $0.75 per share, in exchange for
    services                              400,000      40     299,960             -       300,000
  Issuance of common stock at
    $1.50 per share, net of
    commissions paid                    3,847,333     385   5,133,866             -     5,134,251
  Issuance of common stock at
    $5.00 per share                        27,200       3     135,997             -       136,000
  Net loss                                      -       -           -    (1,954,645)   (1,954,645)
                                      -----------  ------  ----------  -------------  ------------

Balance at December 31, 2000           21,348,594  $2,135  $7,026,319  $ (1,954,645)  $ 5,073,809

  Exercise of common stock
    options at $1.50 per share             20,000       2      29,498             -        29,500
  Issuance of common stock at
    $5.00 per share, net of
    commissions paid                      318,500      32   1,564,618             -     1,564,650
  Issuance of warrants at $0.90 per
    share, in exchange for services             -       -     108,000             -       108,000
  Net loss                                      -       -           -    (4,208,808)   (4,208,808)
                                      -----------  ------  ----------  -------------  ------------

Balance at December 31, 2001           21,687,094  $2,169  $8,728,435  $ (6,163,453)  $ 2,567,151
                                      ===========  ======  ==========  =============  ============


See accompanying notes to financial statements

                                     Brekel Group, Inc.
                                (F/K/A First Publish, Inc.)
                                  Statements of Cash Flows

                                                                    FOR THE YEARS ENDED
                                                                        DECEMBER 31,
CASH FLOWS FROM OPERATING ACTIVITIES                                 2001          2000
                                                                 ------------  ------------
Net loss                                                         $(4,208,808)  $(1,954,645)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                     443,839        36,093
   Loss on termination of equipment contract                          54,395             -
   Issuance of common stock in exchange for services                       -       300,000
   Changes in assets and liabilities:
     (Increase) in accounts receivable                              (130,128)      (98,936)
     (Increase) decrease in prepaid expenses                          11,331       (19,206)
     (Increase) decrease in other assets                              15,569       (67,038)
     Increase in due from affiliate                                 (589,835)            -
     Increase in accounts payable                                    317,584        44,867
     Increase (decrease) in accrued liabilities                     (201,567)      409,977
     Increase (decrease) in deferred revenue                          (1,749)        1,749
                                                                 --------------------------
Net cash used in operating activities                             (4,287,620)   (1,347,139)
                                                                 --------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                               (1,092,583)     (727,714)
Website development costs                                                  -        (5,978)
                                                                 --------------------------
Net cash used in investing activities                             (1,092,583)     (733,692)
                                                                 --------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on capital lease obligations                             (323,497)            -
Principal payments on borrowings                                     (38,082)            -
Proceeds from the sale of common stock                             1,594,150     6,728,454
                                                                 --------------------------
Net cash provided by financing activities                          1,232,571     6,728,454
                                                                 --------------------------

Net increase (decrease) in cash and cash equivalents              (4,147,632)    4,647,623
Cash and cash equivalents at beginning of year                     4,647,623             -
                                                                 --------------------------
Cash and cash equivalents at end of year                         $   499,991   $ 4,647,623
                                                                 ==========================

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest                                           $    64,547   $         -

NONCASH FINANCING AND INVESTING ACTIVITIES:
   Write-off of equipment and note payable                       $   409,395   $         -
   Exchange of note payable for fixed assets                         427,019       440,000
   Issuance of warrants in exchange for services                     108,000             -
   Purchase of equipment through capital lease                     1,922,754             -


See accompanying notes to financial statements

                               Brekel Group, Inc.
                           (F/K/A First Publish, Inc.)

                          Notes to Financial Statements

                 For the years ended December 31, 2001 and 2000

1.  SUMMARY  OF  BUSINESS  AND  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION  AND  NATURE  OF  BUSINESS

FirstPublish, Inc. was organized in Delaware on October 8, 1999 (date of inception) as a limited liability company and incorporated in Delaware on February 9, 2000. On July 11, 2001, the company changed its name to Brekel Group, Inc. (the Company). The Company had no operations as a limited liability company. The Company provides an array of publishing services to authors on a fee for service basis and digital on demand printing services to authors, publishers and print buyers in the United States. On June 30, 2002, the Company discontinued its printing services and made a decision to return its production equipment acquired under capital leases (see Note 5).

GOING  CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Management's plans include the sale of the Company to Sequiam Corporation. As a result of the sale, the Company became a majority owned (94.54%) subsidiary of Sequiam Corporation on July 19, 2002 (see Note 10). Sequiam Corporation is presently seeking new financing in the form of a private placement of common and preferred stock, debt or some combination thereof. Once Sequiam Corporation has secured financing; it will fund the continuing product development and marketing of the products developed by the Company

The Company's ability to continue as a going concern remains dependent upon its ability to secure financing. However, there can be no assurances that this financing will occur. In the event that the proposed private placement is not consummated on a timely basis, the Company will need to seek additional financing from other sources. The Company believes that revenues from operating activities during the next 12 months will not be sufficient to support operations during that period. There can be no assurance that the Company will be able to find alternative financing on a timely basis, if at all.

CASH  AND  CASH  EQUIVALENTS

The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

Substantially all of the Company's accounts receivable are due from publishing companies. At December 31, 2001 and 2000, 22% and 57% respectively of the Company's accounts receivable are due from one customer. Generally no collateral or other security is required on trade accounts receivable.

Credit limits, ongoing evaluation and account receivable monitoring procedures are utilized to minimize the risk of credit loss. Expected losses are provided for currently and actual losses have been within management's expectations.

OTHER  ASSETS

Other assets are comprised of deposits and website development costs. Website development costs are capitalized in accordance with EITF 00-2, Accounting for Website Development Costs, and amortized over an estimated useful life of three years using the straight-line method.

PROPERTY  AND  EQUIPMENT

Property and equipment are recorded at cost. Depreciation for office furniture, fixtures and production equipment is computed using the straight-line method over seven years. Depreciation for computer equipment and purchased software is calculated using the straight-line method over three years. Major leasehold improvements are capitalized and amortized over the lease term. Expenditures for maintenance and repairs are charged to expense as incurred.

REVENUE  RECOGNITION

Revenue from printing and book production is recognized as shipments take place. Revenues for services to authors and screenwriters are recognized when substantially all of the service has been rendered. Cash received from customers in advance of amounts earned is deferred and recorded as a liability.

INCOME  TAXES

The Company follows the liability method of accounting for income taxes. Deferred income taxes relate to the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

ADVERTISING  COSTS

The costs of advertising are expensed as incurred. For the years ended December 31, 2001 and 2000, advertising costs included in marketing and selling costs were $138,233 and $33,592, respectively.

STOCK-BASED  COMPENSATION

The Company accounts for employee stock-based compensation under the provisions of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees and FASB Interpretation No. 44 (FIN No. 44), Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No.
25. Accounting for the issuance of stock options under the provisions of APB No. 25 typically does not result in compensation expense for the Company as the exercise price of options are normally established at a price which approximates the fair market value of the Company's common stock on the date of award.

EARNINGS  (LOSS)  PER  COMMON  SHARE

Basic income (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted income (loss) per common share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options, adjusted for the assumed repurchase of the Company's common stock, at the average market price, from the exercise proceeds and also may include incremental shares issuable in connection with convertible securities. In periods in which a net loss has been incurred, all potentially dilutive common shares are excluded as anti-dilutive. In computing diluted loss per common share for the years ended December 31, 2001 and 2000, 5,692,500 and 4,941,028, respectively, of common share equivalents were excluded from the computation because their effect would be anti-dilutive.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  PROPERTY  AND  EQUIPMENT

Property and equipment consist of the following at December 31:

                                                   2001         2000
                                                -----------  -----------
Leasehold improvements                          $1,130,652   $        -
Office furniture and fixtures                      408,600       18,158
Production equipment                             2,211,196      945,534
Computer equipment                                 185,887      126,494
Purchased software                                 116,103       77,528
                                                ------------------------
                                                 4,052,438    1,167,714
Less accumulated depreciation and amortization    (382,850)     (34,846)
                                                ------------------------
                                                $3,669,588   $1,132,868
                                                ========================

Property and equipment under capital leases at December 31, 2001 was $1,922,754 less accumulated depreciation of $120,517.

3.  INCOME  TAXES

At December 31, 2001 and 2000, the Company had available net operating loss carryforwards of approximately $5,964,000 and $1,964,000 respectively. These net operating loss carryforwards expire in 2021 and 2020, respectively. Due to the significant issuances of stock during the last two years, the company may be limited in their ability to utilize these losses under the rules of Internal revenue code section 382.

The reconciliation of income tax computed at the U.S. federal statutory rates to income tax expense is as follows at December 31:

                                                                2001         2000
                                                            ------------  ----------
Income tax benefit computed at the federal statutory rate
  of 34%                                                    $(1,431,000)  $(665,000)
State income tax benefit, net of federal benefit               (149,000)    (71,000)
Increase in valuation allowance                               1,577,000     733,000
Other                                                             3,000       3,000
                                                            ------------------------
Income tax expense (benefit)                                $         -   $       -
                                                            ========================

The components of the deferred income tax asset and liability are as follows at December 31,:

                                                          2001         2000
                                                      ------------  ----------
Deferred tax assets:
  Net operating loss carryforwards                    $ 2,310,000   $ 733,000
Valuation allowance                                    (2,310,000)   (733,000)
                                                      ------------------------
Total deferred tax assets                                       -           -
Deferred tax liabilities                                        -           -
                                                      ------------------------
Total                                                 $         -   $       -
                                                      ========================


In accordance with SFAS No. 109, Accounting for Income Taxes, valuation allowances are provided against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated the realizability of the deferred tax assets on its balance sheets and has established a valuation allowance in the amount of $2,310,000 and $733,000 against its net deferred tax assets at December 31, 2001 and 2000, respectively.

4.  OPERATING  LEASE  OBLIGATION

At December 31, 2001, the Company leases office space under an operating lease expiring March 14, 2003. In December 2000, the Company entered into an agreement to lease a 60,000 square foot facility for 120 months, beginning May 1, 2001 and expiring on April 30, 2011. The lease contains an escalation clause, which provides for a 3% increase in rent each year beginning in 2003. In January 2001, the Company executed an irrevocable standby letter of credit for $180,000 as additional security for the performance of its obligations under the lease agreement.

Minimum future rental payments required under the Company's operating leases are as follows for the fiscal years ending:

December 31:
-----------
2002                                                $  616,402
2003                                                   573,186
2004                                                   569,812
2005                                                   586,907
2006                                                   604,514
Thereafter                                           2,833,951
                                                    ----------
Total future minimum payments required              $5,784,772
                                                    ==========

Total rental expense was $392,416 and $71,992, for the years ended December 31, 2001 and 2000, respectively.

5.  DEBT

Notes Payable
-------------

In November 2000, the Company entered into a note payable with Xerox Corporation to finance the purchase of equipment for $440,000 at an interest rate of 16% over a period of seven years. During 2001, the Company terminated this contract together with its Document Services Agreement. The Company believes both contracts were terminated in accordance with a performance guarantee clause that is more fully described in Note 8. The company recorded a loss on termination of this contract of $54,395 representing the difference between the net book value of the equipment ($463,790) and the remaining balance due under the note ($409,395).

During 2001, the Company has entered into two financing arrangements with its landlord (as addendums to the existing lease) for the costs of improvements made to the Company's offices. These arrangements require total monthly payments of $5,703, including interest of 10% per annum, through the term of the lease (April 30, 2011).

At December 31, 2001, long-term debt related to leasehold improvements is scheduled to matures as follows:


     2002                                     $ 27,721
     2003                                       30,631
     2004                                       33,839
     2005                                       37,382
     2006                                       41,296
     Thereafter                                248,673
                                           -----------
                                           $   419,542
                                           ===========


Capital  Leases
---------------

The Company had entered into a capital lease for furniture and fixtures that require total monthly payments of $6,605 through Aug 28, 2005. This lease was in default as of December 31, 2001, thereby accelerating the payment schedule that was signed originally and making the total principal balance owed of $249,571 at December 31, 2001 a current capital lease obligation.

The Company has also entered into various other capital leases during 2001 for production equipment, which require total monthly payments of $27,427 expiring at various dates ranging from June 2006 through November 2006. These leases are all for a term of 60 months with interest rates ranging from 4.4% to 9.25%. On August 1, 2002 the Company returned the production equipment under these capital leases in exchange for termination of the leases and obligation for future payments. Therefore, the entire balance due under these leases of $1,349,686 at December 31,2001 was classified as a current capital lease obligation.

At December 31, 2001, based on the terms of the agreements, the future minimum payments under all the capital leases are $1,868,733 including $269,476 representing interest.

6.  INCENTIVE  STOCK  PLAN

The Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, because the exercise price of the Company's employee stock options is set by management at an amount it believes equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The Company's Stock Plan covers 10,000,000 shares of the Company's common stock and provides for incentive stock options, nonqualified stock options, nondiscretionary stock options, and awards of stock to employees, officers, directors, and certain other parties related to the Company. Grants for 105,000 options granted to directors under the Plan are exercisable 36 months after the date of grant. All other grants of options vested immediately on the date of grant. All options expire ten years from the date of grant.

The following table summarizes option activity in 2001 and 2000:

                                                                             WEIGHTED
                                                         EXERCISE PRICE       AVERAGE
                                               SHARES         RANGE       EXERCISE PRICE
                                             --------------------------------------------
Outstanding at January 1, 2000                       -   $             -  $             -
  Granted                                    6,507,500       .75 to 1.50              .78
  Forfeited                                   (855,000)              .75              .75
                                             --------------------------------------------
Outstanding at December 31, 2000             5,652,500   $   .75 to 1.50  $           .78
                                             ============================================

Exercisable at December 31, 2000             5,547,500   $   .75 to 1.50  $           .77
                                             ============================================
Outstanding at January 1, 2001               5,652,500       .75 to 1.50  $           .78
  Exercised                                    (20,000)             1.50             1.50
  Forfeited                                   (105,000)      .75 to 1.50              .82
                                             --------------------------------------------
Outstanding at December 31, 2001             5,527,500   $   .75 to 1.50  $           .75
                                             ============================================

Exercisable at December 31, 2001             5,422,500   $   .75 to 1.50  $           .76
                                             ============================================

Pro forma information regarding net loss and net loss per common share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.5%; dividend yields of 0%; volatility factor of 0%; and a weighted-average estimated life of the options of three years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because change in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma net loss and net loss per common share for the years ended December 31, 2001 and 2000 are as follows:

                                                       2001          2000
                                                   ------------  ------------
Pro forma net loss                                 $(4,217,904)  $(2,593,694)
                                                   ==========================
Pro forma net loss per common share:
 Basic and diluted                                 $     (0.20)  $     (0.14)
                                                   ==========================

7.  SHAREHOLDERS'  EQUITY

The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared.

During 2000, the Company issued 400,000 shares of common stock to an underwriter pursuant to an agreement by and between the Company and the underwriter to terminate services to be provided. The value assigned to the 400,000 shares of $300,000 represents the value of the terminated services and was recorded as consulting expense. During 2001, the Company issued a warrant for the purchase of 120,000 common shares at $0.90 per share to an underwriter in exchange for services provided pursuant to an agreement dated June 30, 2000. The expense associated with this warrant of $108,000 was accrued at December 31, 2000. The warrant expires on June 21, 2005.

8.  COMMITMENTS  AND  CONTINGENCIES

The Company entered into a note payable with Xerox Corporation in November 2000 to finance equipment as more fully described in Note 5. The Company also entered into a Document Services Agreement ("Agreement") with Xerox Corporation on November 1, 1999 commencing April 1, 2000. During the 63-month term of the

Agreement ending June 30, 2005, Xerox agreed to provide equipment and production services in accordance with specified performance standards. Those standards include, among other things, a performance satisfaction guaranty by Xerox. Under the terms of that guaranty, the Company may terminate the agreement without incurring any early termination charges. The Company did in March 2001 give proper notice of such termination and all equipment has been returned to Xerox. In September 2002, Xerox, contrary to the Agreement, asserted a claim for approximately 1.1 million dollars for early termination charges and for monthly minimum service charges on billings made after the termination date. The Company disputes this claim and believes it to be without merit. The Company's legal counsel believes the Company would prevail if the claim is litigated.
Accordingly, no amounts have been recorded in the financial statements in connection with this claim.

The Company is involved in various claims and legal actions arising in the normal course of business. Management does not anticipate material losses as a result of these actions.

9.  EMPLOYMENT  AGREEMENTS

On March 1, 2000, the Company entered into a three-year employment agreement with its President at an annual base salary of $175,000 payable over the term of the contract. On June 10, 2000, the Company entered into a three-year employment contract with its Senior Vice President at an annual base salary of $135,000, which will increase to $175,000 upon completion of an initial public offering. The agreements provide for, among other things, compensation in addition to base salaries consisting of grants under the 2000 Stock Incentive Plan of 5,000,000 and 325,000 options, respectively, that vest immediately and certain fringe and other employee benefits.

In the event that employment is terminated as a result of a "change in control" (as defined in the agreements), the President and Senior Vice President are entitled to receive termination compensation totaling $20,000,000 and $10,000,000, respectively, over a period of five years.

10.  SUBSEQUENT  EVENTS

In July 2002, the Company entered into a settlement and release agreement with the former shareholders of its wholly-owned subsidiary Griffin Publishing Group, Inc. The Company reconveyed its ownership in the subsidiary that was originally acquired January 1, 2002 back to the sellers in exchange for its original purchase price.

On July 19, 2002, Sequiam Corporation ('Sequiam") acquired 94.54% of the issued and outstanding shares of the Company in exchange for 11,522,263 shares of its common stock, pursuant to an Agreement and Plan of Merger, dated June 17, 2002, which was accounted for as a purchase. Pursuant to the Agreement, Sequiam issued one share of its common stock in exchange for each share of common stock of the Company. In connection with the merger the majority shareholder of the Company returned 9,500,000 shares leaving 12,187,094 common shares of the Company outstanding before exchanging its shares with Sequiam. Sequiam Corporation has held open its offer to acquire all of the shares of the Company and plans to acquire the remaining 6% of the Company's outstanding shares by October 31, 2002.